News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Reports Fiscal 2013 Second Quarter Results
Net Sales Rise 6 Percent to $487 Million; Adjusted Diluted EPS Increase 9 Percent to $0.62
ATLANTA, April 3, 2013 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced fiscal 2013 second quarter net sales were $486.7 million, an increase of $29.0 million, or 6 percent, compared with the year-ago period. Excluding special charges and related temporary expenses in both periods, fiscal 2013 second quarter adjusted net income was $26.7 million compared with adjusted net income of $24.0 million for the prior-year period, an increase of 11 percent. Adjusted diluted earnings per share (“EPS”) for the second quarter of fiscal 2013 were $0.62 compared with adjusted diluted EPS of $0.57 for the year-ago period, an increase of 9 percent. Net income for the second quarter of fiscal 2013 was $24.7 million, or $0.57 diluted EPS, compared with $19.5 million, or $0.46 diluted EPS, for the year-ago period. A detailed discussion of adjusted net income and adjusted diluted EPS, together with a reconciliation of these measures to the most directly comparable GAAP measure is provided below.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We are pleased with our fiscal 2013 second quarter results as we continue to execute our strategies to extend our leadership in the North American lighting market through the introduction of new and more energy-efficient lighting solutions, including the acquisitions of Adura Technologies and eldoLED to expand our wireless lighting controls and high-performance, intelligent drivers for LED-based lighting systems.”
Mr. Nagel continued, “The year-over-year and sequential increase in net sales reflects favorable trends in order rates that we experienced during the second quarter as well as the continuing adoption of LED lighting solutions, which more than doubled from a year-ago and now represents approximately 15 percent of our total sales. We believe that second quarter sales growth was positively influenced by customer projects that were delayed from the first quarter and released during the second quarter as the resolution to various political and budgetary uncertainties became clearer. This influx of orders from certain channels had a distortive impact on the mix of products sold and unfavorably impacted gross profit margins in the second quarter. Our second quarter results also included temporary inefficiencies and costs associated with the closure of our Cochran, Georgia production facility which was principally completed by the end of the quarter. Excluding these costs and inefficiencies, adjusted operating profit margin was 9.9 percent, which was virtually flat with the prior year.”

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Second Quarter Results
The year-over-year growth in fiscal 2013 second quarter net sales was due primarily to a more than 9 percent increase in sales volume, partially offset by a net unfavorable change in prices and the mix of products sold. The impact on net sales from acquisitions and foreign currency was not significant. The increase in sales volume was fairly broad-based across most product categories and key sales channels in North America. While it is not possible to precisely quantify the separate impact of changes in product prices and the mix of products sold (“price/mix”), management estimates that the net unfavorable price/mix was due primarily to a disproportionately higher mix of lower-margin products sold this quarter as a result of an increase in the number of large renovation projects, particularly for national retailers, as well as a greater amount of value-oriented products sold through certain sales channels. Additionally, price/mix was influenced by a reduction in the sales price of certain LED luminaires reflecting the continued decline in the cost of certain purchased LED components.
Fiscal 2013 second quarter gross profit margin was 39.0 percent compared with 39.7 percent for the prior-year period. Excluding the impact of the expenses directly associated with the closing of the Cochran facility as discussed below, fiscal 2013 second quarter adjusted gross profit margin was 39.6 percent. Adjusted gross profit margin was virtually flat compared with the year-ago period as changes in both the mix of products sold and sales channels was offset by the favorable impact of increased net sales, lower material and component costs, and realized productivity improvements primarily associated with ongoing streamlining activities.
Operating profit for the second quarter of fiscal 2013 was $45.1 million compared with $39.0 million for the prior-year period. Excluding expenses associated with the closing of the Cochran facility as discussed below, adjusted operating profit for the second quarter of fiscal 2013 was $48.2 million compared with the prior-year period's adjusted operating profit of $45.6 million. The adjusted operating profit margin for the second quarter of fiscal 2013 was 9.9 percent, virtually flat with the prior-year period.
Fiscal 2013 second quarter results included $0.1 million of net miscellaneous expense compared with $1.1 million for the prior-year period. Net miscellaneous expense consisted primarily of losses resulting from the impact of exchange rate changes on foreign currency exposures, particularly those associated with the Mexican Peso. The effective income tax rate for the second quarter of fiscal 2013 was 33.6 percent compared with 35.4 percent for the year-ago period. The decrease in the effective tax rate was due primarily to the retroactive application of the research and development tax credit included in the “American Taxpayer Relief Act of 2012” that became law during the second fiscal quarter.

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Special Charges and Temporary Expenses Associated with Streamlining Activities
Included in the results for the second quarter of fiscal 2013 were a pre-tax special charge and temporary expenses associated with previously announced streamlining actions, primarily to close a production facility, totaling $3.1 million, or $0.05 per diluted share, as explained below. Included in the results for the second quarter of the prior year was a $6.6 million pre-tax special charge, or $0.11 per diluted share, associated with streamlining actions.
The current year pre-tax special charge and temporary expenses totaling $3.1 million, or $0.05 per diluted share, was comprised of a pre-tax special charge of $0.3 million and $2.8 million of costs related to temporary manufacturing inefficiencies associated with the closing of the Cochran production facility. The special charge consisted principally of production transfer costs from the Cochran facility to other locations. The $2.8 million of manufacturing inefficiencies consisted primarily of non-productive operating costs at the Cochran facility and expenses associated with the initial set-up of production at various facilities that have assumed the production of products previously manufactured at the Cochran facility. Management forecasts that additional temporary production inefficiencies of approximately $1 million may be incurred in the fiscal third quarter.
As previously noted, management estimates that the total annualized pre-tax savings associated with all streamlining activities initiated in 2012, including the closure of the Cochran facility, to be approximately $14 million of which approximately $4 million was realized in fiscal 2012. The Company realized approximately $6 million of benefits (excluding the inefficiencies noted above) in the first half of fiscal 2013, and is now at the total annualized savings run rate.
Year-to-Date Results
Net sales for the first six months of fiscal 2013 were $967.8 million compared with $932.0 million for the prior-year period, an increase of approximately 4 percent. Fiscal 2013 first half reported results include operating profit of $93.3 million, net income of $50.8 million, and diluted EPS of $1.18. Adjusted results, which exclude the special charge and temporary expenses associated with streamlining activities, include adjusted operating profit of $101.9 million, or 10.5 percent of net sales, compared with adjusted operating profit of $98.8 million, or 10.6 percent of net sales, for the prior-year period. Adjusted net income for the first half of fiscal 2013 was $56.3 million compared with $55.8 million for the prior-year period. Adjusted diluted EPS for both the first half of fiscal 2013 and 2012 were $1.31.
Outlook
Mr. Nagel commented, “Our performance expectations for fiscal 2013 have not changed materially during the past quarter. Third-party forecasts and leading indicators suggest that the North American lighting

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market, which includes renovation and relight activity, will increase in the mid-single digits during the remainder of our fiscal 2013. While we still expect to see some volatility in demand among certain sales channels and geographies, our expectation for the second half of fiscal 2013 is that overall demand in our end markets will continue to improve and be more consistent and broad-based. The favorable trend in our March order rates reflects this improvement. We believe opportunities continue to exist that will allow us to continue to outperform the markets we serve. These opportunities include benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
Acuity Brands' management included in the above news release the terms “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS” which are non-GAAP financial measures provided to enhance the user's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted EPS provide useful information to investors by excluding or adjusting items related to special charges associated with efforts to streamline the organization, which affected fiscal 2013 second quarter operating profit, net income and diluted EPS. Management believes the special charges impacted the comparability of the Company's results and that these items are not reflective of fixed costs that the Company will incur over the long term. However, we have incurred similar charges in prior fiscal years and continually evaluate streamlining measures which could result in additional charges in future periods. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted operating profit and adjusted operating profit margin are “operating profit” and “operating profit margin”, respectively, which include the impact of the special charges. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively; both GAAP measures include the impact of the special charges. The non-GAAP financial measures included in this news release have been reconciled to the nearest GAAP measure.

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Conference Call
As previously announced, the Company will host a conference call to discuss second quarter results today, April 3, 2013, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world's leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2012 net sales of over $1.9 billion, Acuity Brands employs approximately 6,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company's lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Tersen®, Sunoptics®, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, acculamp® and eldoLED®.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: forecasts that additional temporary production inefficiencies associated with the closing of the Cochran facility of approximately $1 million may be incurred in the fiscal third quarter; third-party forecasts of a mid-single digit growth rate in the North American lighting market during the remainder of the Company's fiscal 2013; expectation that overall demand in the Company's end markets will continue to improve and be more consistent and broad-based for the second half of fiscal 2013; expectation that opportunities continue to exist that will allow the Company to continue to outperform the markets it serves; and expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company's position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company's SEC filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April

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3, 2013 and risks discussed in Part I, “Item 1a. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended August 31, 2012. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	February 28, 2013	August 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$262.8	$284.5
Accounts receivable, less reserve for doubtful accounts of $1.5 at February 28, 2013 and $1.4 at August 31, 2012	282.3	263.8
Inventories	193.7	194.1
Deferred income taxes	12.7	13.0
Prepayments and other current assets	32.2	23.6
Total Current Assets	783.7	779.0
Property, Plant, and Equipment, at cost:
Land	7.3	7.3
Buildings and leasehold improvements	108.9	115.5
Machinery and equipment	356.1	345.7
Total Property, Plant, and Equipment	472.3	468.5
Less — Accumulated depreciation and amortization	327.4	329.3
Property, Plant, and Equipment, net	144.9	139.2
Other Assets:
Goodwill	554.7	554.9
Intangible assets	228.0	230.8
Deferred income taxes	3.9	4.1
Other long-term assets	27.2	28.9
Total Other Assets	813.8	818.7
Total Assets	$1,742.4	$1,736.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$213.7	$232.7
Accrued compensation	18.0	44.9
Accrued pension liabilities, current	1.2	1.2
Other accrued liabilities	79.6	86.0
Total Current Liabilities	312.5	364.8
Long-Term Debt	353.5	353.5
Accrued Pension Liabilities, less current portion	91.6	90.1
Deferred Income Taxes	32.1	33.4
Self-Insurance Reserves, less current portion	7.0	6.6
Other Long-Term Liabilities	55.0	54.5
Commitments and Contingencies (see Commitments and Contingencies footnote)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 52,000,089 issued and 42,280,834 outstanding at February 28, 2013; 51,508,358 issued and 41,789,103 outstanding at August 31, 2012	0.5	0.5
Paid-in capital	720.4	703.1
Retained earnings	675.0	635.3
Accumulated other comprehensive loss items	(85.0)	(84.7)
Treasury stock, at cost, 9,719,255 shares at February 28, 2013 and August 31, 2012	(420.2)	(420.2)
Total Stockholders’ Equity	890.7	834.0
Total Liabilities and Stockholders’ Equity	$1,742.4	$1,736.9

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013	February 29, 2012
Net Sales	$486.7	$457.7	$967.8	$932.0
Cost of Products Sold	297.0	275.8	588.6	556.4
Gross Profit	189.7	181.9	379.2	375.6
Selling, Distribution, and Administrative Expenses	144.3	136.3	284.9	276.8
Special Charge	0.3	6.6	1.0	9.3
Operating Profit	45.1	39.0	93.3	89.5
Other Expense (Income):
Interest Expense, net	7.8	7.7	15.5	15.4
Miscellaneous (Income) Expense, net	0.1	1.1	0.2	(1.8)
Total Other Expense	7.9	8.8	15.7	13.6
Income before Provision for Income Taxes	37.2	30.2	77.6	75.9
Provision for Income Taxes	12.5	10.7	26.8	26.4
Net Income	$24.7	$19.5	$50.8	$49.5

Earnings Per Share:
Basic Earnings per Share	$0.58	$0.46	$1.19	$1.17
Basic Weighted Average Number of Shares Outstanding	42.1	41.4	41.9	41.3
Diluted Earnings per Share	$0.57	$0.46	$1.18	$1.16
Diluted Weighted Average Number of Shares Outstanding	42.5	41.9	42.4	41.8
Dividends Declared per Share	$0.13	$0.13	$0.26	$0.26

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except share and per-share data)

	Three Months Ended		Six Months Ended
	February 28, 2013	February 29, 2012	February 28, 2013		February 29, 2012
Net Income	$24.7	$19.5	$50.8		$49.5

Other Comprehensive Income/(Expense) Items:
Foreign Currency Translation Adjustments	(0.6)	3.9	0.7		(5.2)
Defined Benefit Pension Plans:
Prior service cost from plan amendment during period	—	—	(5.5)		—
Amortization of defined benefit pension items:
Prior service cost	0.1	—	0.3		—
Actuarial losses	1.6	1.0	3.2		2.0
Total Defined Benefit Pension Plans, net	1.7	1.0	(2.0)		2.0
Other Comprehensive Income/(Expense) Items before Provision for Income Taxes	1.1	4.9	(1.3)		(3.2)
Income Tax (Expense)/Benefit related to Other Comprehensive Income/(Expense) Items	(0.6)	(0.4)	1.0	—	(0.7)
Other Comprehensive Income/(Expense) Items after Provision for Income Taxes	0.5	4.5	(0.3)		(3.9)
Comprehensive Income/(Expense)	$25.2	$24.0	$50.5		$45.6

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	February 28, 2013	February 29, 2012
Cash Provided by/(Used for) Operating Activities:
Net income	$50.8	$49.5
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	19.9	19.5
Share-based compensation expense	8.6	8.1
Excess tax benefits from share-based payments	(5.8)	(4.1)
Loss on the sale or disposal of property, plant, and equipment	—	0.1
Asset impairments	—	0.1
Deferred income taxes	1.7	0.5
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(19.1)	4.1
Inventories	1.2	6.6
Prepayments and other current assets	(5.8)	(8.2)
Accounts payable	(19.2)	(13.9)
Other current liabilities	(27.5)	(20.5)
Other	(5.1)	(4.2)
Net Cash Provided by/(Used for) Operating Activities	(0.3)	37.6
Cash Provided by/(Used for) Investing Activities:
Purchases of property, plant, and equipment	(21.9)	(9.4)
Proceeds from sale of property, plant, and equipment	0.1	—
Acquisitions of business and intangible assets, net of cash acquired	(3.3)	(3.8)
Net Cash Provided by/(Used for) Investing Activities	(25.1)	(13.2)
Cash Provided by/(Used for) Financing Activities:
Repurchases of common stock	—	(9.2)
Proceeds from stock option exercises and other	9.1	6.4
Excess tax benefits from share-based payments	5.8	4.1
Dividends paid	(11.1)	(11.0)
Net Cash Provided by/(Used for) Financing Activities	3.8	(9.7)
Effect of Exchange Rate Changes on Cash	(0.1)	(4.3)
Net Change in Cash and Cash Equivalents	(21.7)	10.4
Cash and Cash Equivalents at Beginning of Period	284.5	170.2
Cash and Cash Equivalents at End of Period	$262.8	$180.6

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The table below reconciles certain U.S. Generally Accepted Accounting Principles (“GAAP”) financial measures to the corresponding non-GAAP measures, which exclude special charges associated with actions to accelerate the streamlining of the organization, including reductions in the workforce and the closure of a production facility. These non-GAAP financial measures, including adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted earnings per share, are provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes these non-U.S. GAAP measures provide greater comparability and enhanced visibility into results excluding the impact of the special charges. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

(In millions, except per share data)	Three Months Ended
	February 28, 2013		February 29, 2012
		% of Sales		% of Sales
Net Sales	$486.7		$457.7

Gross Profit (GAAP)	$189.7	39.0%	$181.9	39.7%
Add-back: Manufacturing inefficiencies	2.8		—
Adjusted Gross Profit (Non-GAAP)	$192.5	39.6%	$181.9	39.7%

Operating Profit (GAAP)	$45.1	9.3%	$39.0	8.5%
Add-back: Manufacturing inefficiencies	2.8		—
Add-back: Special Charge	0.3		6.6
Adjusted Operating Profit (Non-GAAP)	$48.2	9.9%	$45.6	10.0%

Net Income (GAAP)	$24.7		$19.5
Add-back: Manufacturing inefficiencies, net of tax	1.8		—
Add-back: Special Charge, net of tax	0.2		4.5
Adjusted Net Income (Non-GAAP)	$26.7		$24.0

Diluted Earnings per Share (GAAP)	$0.57		$0.46
Add-back: Manufacturing inefficiencies and Special Charge, net of tax	0.05		0.11
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.62		$0.57

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(In millions, except per share data)	Six Months Ended
	February 28, 2013		February 29, 2012
		% of Sales		% of Sales
Net Sales	$967.8		$932.0

Gross Profit (GAAP)	$379.2	39.2%	$375.6	40.3%
Add-back: Manufacturing inefficiencies	7.6		—
Adjusted Gross Profit (Non-GAAP)	$386.8	40.0%	$375.6	40.3%

Operating Profit (GAAP)	$93.3	9.6%	$89.5	9.6%
Add-back: Manufacturing inefficiencies	7.6		—
Add-back: Special Charge	1.0		9.3
Adjusted Operating Profit (Non-GAAP)	$101.9	10.5%	$98.8	10.6%

Net Income (GAAP)	$50.8		$49.5
Add-back: Manufacturing inefficiencies, net of tax	4.8		—
Add-back: Special Charge, net of tax	0.7		6.3
Adjusted Net Income (Non-GAAP)	$56.3		$55.8

Diluted Earnings per Share (GAAP)	$1.18		$1.16
Add-back: Manufacturing inefficiencies and Special Charge, net of tax	0.13		0.15
Adjusted Diluted Earnings Per Share (Non-GAAP)	$1.31		$1.31